[LETTERHEAD OF ERNST & YOUNG LLP]



                     Report of Independent Accountants


Partners First Holdings, LLC
900 Elkridge Landing Road, Suite 300
Linthicum, Maryland 21090-2925

       and

The Bank of New York
101 Barclay Street
New York, New York 10286


              Partners First Credit Card Master Trust

We have examined management's assertion that Partners First Holdings, LLC's ("PFH") controls over the functions performed as servicer of the Partners First Credit Card Master Trust ("Trust"), including all Series of the Trust as specified in Attachment A, are effective, as of December 31, 1998, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreement dated as of June 26, 1998, as amended and restated (the "Agreement"), and the applicable Pooling and Servicing Agreement Supplement for each Series, as specified in Attachment A (the "Agreement Supplements" together with the Agreement, the "Agreements"), between PFH as Servicer and The Bank of New York as Trustee, on behalf of the Securityholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report by management titled, "Report of Management on Credit Card Trust Internal Control and Pooling and Servicing Agreement Compliance" (the "Report"). Management is responsible for PFH's controls over the functions performed as servicer of the Trust. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the controls over the functions performed by PFH as servicer of the Trust, testing and evaluating the design and operating effectiveness of those controls, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any control, errors or fraud may occur and not be detected. Also, projections of any evaluation of the controls over the functions performed by PFH as servicer of the Trust to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the controls may deteriorate.

In our opinion, management's assertion, that PFH's controls over the functions performed as servicer of the Trust are effective, as of December 31, 1998, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements, between PFH as Servicer and The Bank of New York, as Trustee on behalf of the Securityholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in the Report:

    o The controls provide reasonable assurance that funds collected are remitted to the Trustee in accordance with the Agreements.

    o The controls provide reasonable assurance that Trust assets are segregated from those retained by PFH in accordance with the Agreements.

    o The controls provide reasonable assurance that expenses incurred by the Trust are calculated and remitted in accordance with the Agreements.

    o The controls provide reasonable assurance that the addition of accounts to the Trust are authorized in accordance with the Agreements.

    o The controls provide reasonable assurance that Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

    o The controls provide reasonable assurance that monthly Trust reports generated in the form of "Monthly Servicer Reports" and provided to the Trustee are reviewed by the Treasurer prior to distribution.

    o The controls provide reasonable assurance that monthly Trust reports generated in the form of "Monthly Servicer Reports" contain all required information per section 5.2 of the Agreements.

This report is intended solely for the use of the management committee and management of PFH and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreements. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by PFH and filed with the Securities and Exchange Commission on behalf of Partners First Master Credit Card Trust and its distribution is not limited.


                           /s/ Ernst & Young LLP


March 22, 1999



                                Attachment A



                              Agreement
       Trust                Supplement Date            Servicing Period
-------------------------------------------------------------------------

Partners First Credit        June 26, 1998            June 26, 1998 to
Card Master Trust                                     December 31, 1998
Series 1998-2

Partners First Credit        June 26, 1998            June 26, 1998 to
Card Master Trust                                     December 31, 1998
Series 1998-3

Partners First Credit        December 4, 1998,        December 8, 1998 to
Card Master Trust            amended                  December 31, 1998
Series 1998-4                and restated January
                             12, 1999




                     [LETTERHEAD OF ERNST & YOUNG LLP]



                  Report of Independent Accountants


Partners First Holdings, LLC
900 Elkridge Landing Road, Suite 300
Linthicum, Maryland 21090-2925

       and

The Bank of New York
101 Barclay Street
New York, New York 10286


              Partners First Credit Card Master Trust

We have examined management's assertion that Partners First Holdings, LLC ("PFH') was in material compliance with the covenants and conditions of sections 2.9, 2.10, 2.12, 2.13, 3.2, 3.4(a) and (b), 3.5, 3.6(a) and (b),
4.2, 4.3 and 4.4 of the Pooling and Servicing Agreement dated as of June 26, 1998, as amended and restated (the "Agreement"), and the applicable sections of the Series' Pooling and Servicing Agreement Supplements (the "Agreement Supplements" together with the Agreement, the "Agreements"), specified in Attachment A, between PFH as Servicer, Partners First Receivables Funding, LLC as Transferor and the Bank of New York as Trustee, during the compliance periods specified in Attachment A. Management's assertion is included in the accompanying report by management titled, "Report of Management on Credit Card Trust Internal Control and Pooling and Servicing Agreement Compliance" (the "Report"). Management is responsible for PFH's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about PFH's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about PFH's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of PFH's compliance with specified requirements.

In our opinion, management's assertion, that it believes that PFH was in material compliance with the covenants and conditions of the sections in the Agreement and the Agreement Supplements, referred to above, during the compliance periods specified in Attachment A, is fairly stated, in all material respects.

This report is intended solely for the use of the management committee and management of PFH and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreements. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by PFH and filed with the Securities and Exchange Commission on behalf of Partners First Credit Card Master Trust and its distribution is not limited.


                                     /s/ Ernst & Young LLP


March 22, 1999




                                 Attachment A


                           Agreement                  Servicing                  Agreement Supplement
       Trust            Supplement Date           Compliance Period             Covenants and Conditions
-----------------------------------------------------------------------------------------------------------

Partners First           June 26, 1998            June 26, 1998 to       3.1, 4.1c(i) and (ii), 4.2,
Credit Card                                       December 31, 1998      4.3(a)(i), 4.5, 4.6, 4.7,
Master Trust                                                             4.10, 4.12, 4.15(a) and (b), 5.1(a)
Series 1998-2                                                            - (e), 5.1(h),
                                                                         5.2(b), 6.1(g)

Partners First           June 26, 1998            June 26, 1998 to       3.1, 4.1c(i) and (ii), 4.2,
Credit Card                                       December 31, 1998      4.3(a)(i), 4.5, 4.6, 4.7,
Master Trust                                                             4.10, 4.12, 4.15(a) and (b), 5.1(a)
Series 1998-3                                                            - (e), 5.1(h),
                                                                         5.2(b), 6.1(g)

Partners First           December 4, 1998,        December 8, 1998 to    3.1, 4.1c(i) and (ii), 4.2,
Credit Card              amended                  December 31, 1998      4.3(a)(i), 4.5, 4.6, 4.7,
Master Trust             and restated January                            4.10, 4.12, 4.13, 5.1(a) - (c),
Series 1998-4            12, 1999                                        5.1(f), 5.2(b),
                                                                         6.1(g)




                       [LETTERHEAD OF PARTNERS FIRST]


       Report of Management of Credit Card Trust Internal Control and
                 Pooling and Servicing Agreement Compliance


Credit Card Trust Internal Control

Partners First Holdings, LLC ("PFH" or the "Company") is responsible for establishing and maintaining effective controls over the functions performed as servicer of the Partners First Credit Card Master Trust (the "Trust"), Series 1998-2, 1998-3 and 1998-4. These controls are designed to provide reasonable assurance to the Company's management and management committee that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreements between PFH as Servicer and The Bank of New York as Trustee, and the applicable Pooling and Servicing Agreement Supplements (the "Agreement Supplements" together with the Agreement, "Agreements") as specified in Appendix I, and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any control including the possibility of human error and circumvention or overriding of the control. Accordingly, even effective controls can provide only reasonable assurance with respect to the achievement of any objectives of controls. Further, because of changes in conditions, the effectiveness of controls may vary over time.

The Company has determined that the objectives of controls with respect to servicing and reporting of sold loans are to provide reasonable, but not absolute assurance that:

o Funds collected are remitted to the Trustee in accordance with the Agreements.

o Trust assets are segregated from those retained by PFH in accordance with the Agreements.

o Expenses incurred by the Trust are calculated and remitted in accordance with the Agreements.

o The additions of accounts to the Trusts are authorized in accordance with the Agreements.

o Monthly Trust reports generated in the form of "Monthly Servicer Reports" and provided to the Trustee are reviewed by the Treasurer prior to distribution.

o Monthly Trust reports generated in the form of "Monthly Servicer Reports" contain all information required per section 5.2 of the Agreement Supplements.

The Company has assessed its controls over the functions performed as servicer of the Trust in relation to these criteria. Based upon this assessment, the Company believes that, as of December 31, 1998, its controls over the functions performed as servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the agreements between PFH and The Bank of New York and are recorded properly to permit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance

The Company is responsible for complying with the covenants and conditions of the Agreements listed in Appendix I to this report. The Company assessed its compliance with the relevant covenants and conditions identified in Appendix I for each of the Agreements. Based upon this assessment, PFH was in material compliance with the relevant covenants and conditions of the Agreements identified in Appendix I for each of the Agreements during the periods specified in Appendix I.

March 22, 1999

                                    Partners First Holdings, LLC by:


                                    /s/ Harry G. Pappas
                                    --------------------------------
                                    Harry G. Pappas
                                    Chief Financial Officer


                                    /s/ Mark Norwicz
                                    --------------------------------
                                    Mark Norwicz
                                    Treasurer



                                 Appendix I



                     Agreement            Servicing
     Trust        Supplement Date     Compliance Period        Covenants and Conditions
------------------------------------------------------------------------------------------

Partners First     June 26, 1998      June 26, 1998 to         Agreement Sections: 2.9, 2.10,
Credit Card                           December 31, 1998        2.12, 2.13, 3.2, 3.4(a) and (b),
Master Trust                                                   3.5, 3.6(a) and (b), 4.2,
Series 1998-2                                                  4.3 and 4.4

                                                               Agreement Supplement Sections:
                                                               3.1, 4.1c(i) and (ii), 4.2,
                                                               4.3(a)(i), 4.5, 4.6, 4.7,
                                                               4.10, 4.12, 4.15(a) and (b),
                                                               5.1(a) - (e), 5.1(h),
                                                               5.2(b), 6.1(g)

Partners First     June 26, 1998      June 26, 1998 to         Agreement Sections: 2.9, 2.10,
Credit Card                           December 31, 1998        2.12, 2.13, 3.2, 3.4(a) and
Master Trust                                                   (b), 3.5, 3.6(a) and (b), 4.2,
Series 1998-3                                                  4.3 and 4.4

                                                               Agreement Supplement Sections:
                                                               3.1, 4.1c(i) and (ii), 4.2,
                                                               4.3(a)(i), 4.5, 4.6, 4.7,
                                                               4.10, 4.12, 4.15(a) and (b),
                                                               5.1(a) - (e), 5.1(h), 5.2(b),
                                                               6.1(g)

Partners First     December 4, 1998,  December 8, 1998 to      Agreement Sections: 2.9, 2.10,
Credit Card        amended and        December 31, 1998        2.12, 2.13, 3.2, 3.4(a) and (b),
Master Trust       restated                                    3.5, 3.6(a) and (b), 4.2, 4.3 and 4.4
Series 1998-4      January 12, 1999

                                                               Agreement Supplement Sections:
                                                               3.1, 4.1c(i) and (ii), 4.2,
                                                               4.3(a)(i), 4.5, 4.6, 4.7, 4.10,
                                                               4.12, 4.13, 5.1(a) - (c), 5.1(f),
                                                               5.2(b), 6.1(g)